UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2017

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 38th Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01     Changes in Registrant's Certifying Accountant.

On January 13, 2017, Bioptix, Inc. (the "Company") received notice from its independent registered public accounting firm, GHP Horwath, P.C. ("GHP"), that GHP has chosen not to stand for re-appointment as the Company's auditor, and effective as of January 13, 2017, the client-auditor relationship between the Company and GHP Horwath, P.C. shall cease. The resignation of GHP was not recommended by the Company's audit committee nor was the audit committee's approval required.

GHP has informed us that its employees joined another independent registered public accounting firm effective January 1, 2017. The Company is currently evaluating retention of another independent registered public accounting firm, which will be subject to the approval of the Company's audit committee.

The audit report of GHP on the Company's financial statements for the fiscal years ended December 31, 2015 and 2014 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

For the fiscal years ended December 31, 2015 and 2014 and through January 13, 2017, there were no "disagreements" (as described in Item 304(a)(1)(iv) of Regulation S-K) with GHP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GHP, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. For the fiscal years ended December 31, 2015 and 2014 and through January 13, 2017, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, we furnished GHP with a copy of this Form 8-K, providing GHP with the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K as the same pertain to GHP and, if not, stating the respect in which it does not agree. A copy of GHP's response is filed as Exhibit 16.1 to this Report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
16.1	Letter from GHP Horwath P.C., dated January 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
January 20, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer